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                                                                   EXHIBIT 10.45


                             SHAREHOLDER AGREEMENT


          SHAREHOLDER AGREEMENT, dated as of November 24, 1998, between U.S. Bancorp, a Delaware corporation ("Purchaser"), and _________________ ("Shareholder").

          WHEREAS, Purchaser and New Century Financial Corporation, a Delaware corporation (the "Company"), are entering into a Preferred Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), which provides for the purchase of shares of the Company's Series 1998A Convertible Preferred Stock by the Purchaser;

          WHEREAS, Shareholder is the beneficial owner of certain shares of the outstanding common stock, par value $.01 per share, of the Company (the "Common Stock") as described herein; and

          WHEREAS, as a condition to the willingness of Purchaser and the Company to enter into the Purchase Agreement, Shareholder has agreed to certain restrictions on his ability to sell the shares of Common Stock owned by him as of the date hereof and any shares acquired by Shareholder after the date hereof (including any shares acquired pursuant to the exercise of any rights to purchase or otherwise acquire shares) (the "Shares") as provided in this Agreement.

          NOW THEREFORE, the parties hereby agree as follows:

          1.   Right of First Refusal.
               ----------------------

          (a) If, after the date hereof, Shareholder should decide to sell, transfer or otherwise dispose of any or all of the Shares (other than any Permitted Transfers as defined in Section 3), Shareholder shall first offer to sell such Shares to the Purchaser upon substantially the same terms and conditions as Shareholder is proposing to sell such Shares to others.

          (b) In the event that Shareholder is required to make an offer of Shares to the Purchaser pursuant to this Agreement, Shareholder shall give the Purchaser written notice of such offer, indicating the estimated price and the general terms upon which Shareholder proposes to sell the Shares (the "Sale Notice"). The Purchaser shall have ten business days from the date of receipt of any Sale Notice to subscribe for the purchase of such Shares for the price and upon the general terms specified in the Sale Notice by giving written notice to Shareholder. The closing of the sale of the Shares to the Purchaser shall take place within the later of (i) ten business days after the delivery of such notice to Shareholder, or (ii) three business days after all necessary regulatory or governmental filings, authorizations or approvals, if any, required to consummate such purchase shall have been duly made or obtained and all statutory waiting periods in respect thereof shall have expired; provided
                                                                     --------
that, if such closing has not occurred within 90 days after the date of delivery
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of Purchaser's notice to the Shareholder, the Shareholder shall have the right to sell such Shares without regard to the limitations of paragraph (c) below.

                                      -1-
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The Purchaser agrees that it will use all reasonable efforts to make any such filing and obtain any such authorization or approval as promptly as practicable. In the event that making such filing or obtaining such authorization or approval takes more than 60 days after the delivery of such notice to Shareholder, the Purchaser will use reasonable efforts to arrange for a six-month line of credit for the Shareholder.

          (c) In the event that the Purchaser fails to subscribe for the purchase of all of the Shares offered to it pursuant to this Agreement within ten business days after the date of receipt of a Sale Notice, Shareholder shall have 120 days thereafter to sell the Shares at a price which is not less than 95% of the price specified in the Sale Notice and upon terms otherwise no more favorable to the purchasers thereof than the terms specified in the Sale Notice. In the event Shareholder has not sold the Shares within such 120 day period, Shareholder shall not thereafter sell any Shares without first offering such Shares to the Purchaser as required by this Agreement.

          2.   No Preclusive Agreements.  The Shareholder shall not enter into
               ------------------------
any agreement or understanding with any Person (as defined in Section 5), including any voting, lock-up or option agreement, the effect of which would be inconsistent with or violate the provisions and agreements contained in Section 5 or would preclude the Purchaser from exercising its rights pursuant to Section 5.

          3.   Permitted Transfers.  "Permitted Transfers" mean (a) any transfer
               -------------------
of Shares by gift or otherwise not for value if, at or before the transfer, the transferee executes an instrument (i) acknowledging that the Shares being acquired are subject to the provisions of this Agreement, and (ii) agreeing to be bound by the terms and conditions of this Agreement with respect to the Shares, (b) any sale of Shares by a pledgee or by Shareholder after a default in an obligation secured by a bona fide pledge of the Shares by Shareholder as security for a loan (including a margin loan), (c) any transfer by Shareholder to Shareholder's spouse in conjunction with any consent decree or other settlement order relating to Shareholder's pending divorce proceeding and (d) sales of Shares in accordance with Rule 144 promulgated under the Securities Act of 1933, or any successor rule ("Rule 144 Sales"), not to exceed in the aggregate during any 365-day period 0.50% of the shares of Common Stock outstanding at the beginning of the calendar year of such sale, provided that no Trigger Date (as defined in Section 5) has occurred within the nine-month period prior to any such Rule 144 Sale and provided further that prior to each such Rule 144 Sale (x) Shareholder shall have given Purchaser notice (the "144 Sale Notice") in accordance with the special notice provisions of Section 14 hereof of his intention to sell Shares in accordance with this Section 3(d) (which 144 Sale Notice shall include the number of Shares (the "144 Shares") that Shareholder intends to sell and Shareholder's offer to sell such 144 Shares to Purchaser at the price determined pursuant to this Section 3(d)) and (y) prior to the expiration of the Acceptance Window (as defined in the next sentence), Purchaser has not communicated (by phone or by facsimile) its agreement to purchase the 144 Shares from Shareholder. For purposes of this Section 3(d), the Acceptance Window shall end at 3:30 p.m. Central Time on the day of receipt by Purchaser of the 144 Sale Notice unless such 144 Sale Notice was received after 2:00 p.m. Central Time on a business day or was received on a non-business day, in which case the Acceptance Window would end at 8:30 a.m. Central Time on the next business day following receipt by Purchaser of the 144 Sale Notice. If Purchaser timely
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agrees to purchase the 144 Shares, the purchase shall close by wire transfer of same day funds within three business days of such agreement to purchase, and the purchase price per share shall be the most recent sale price on the Nasdaq market prior to time at which Purchaser communicated its acceptance to Shareholder.

          4.   Representations and Warranties of Shareholder.  Shareholder
               ---------------------------------------------
represents and warrants to Purchaser that:

          (a) this Agreement has been duly executed and delivered by Shareholder and constitutes a valid and legally binding obligation of Shareholder enforceable in accordance with its terms;

          (b)  Shareholder is not subject to or obligated under any provision of
(i) any contract, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree which would be breached or violated by his execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

          (c) no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by him of the transactions contemplated by this Agreement;

          (d) as of the date of this Agreement, the Shares consist of _____________ shares of Common Stock (including ____________ shares of Common Stock which represent shares that would be acquired by Shareholder if all of the rights to purchase or otherwise acquire shares of Common Stock held by Shareholder on the date hereof were exercised); and

          (e) except as set forth on Schedule 1 hereto on the date hereof Shareholder has, and he will have at the time of any purchase by Purchaser of the Shares, good and marketable title to the Shares free and clear of all claims, liens, charges, encumbrances and security interests.

          5.   Voting Agreement.  The Shareholder hereby agrees that, if a
               ----------------
Trigger Date (as defined herein) occurs on or before December 31, 2002, in connection with the Acquisition Transaction relating to the Trigger Date, he shall vote (or cause to be voted) at any meeting of the holders of the Common Stock, however called, or in connection with any written consent of the holders of the Common Stock, the Shares held of record by him or with respect to which he has or shares the power to vote, whether now owned or hereafter acquired, (i) in favor of approval of a Purchaser Transaction (as defined herein) and any actions required in furtherance thereof and hereof; and (ii) except as otherwise agreed to in writing in advance by Purchaser, against (A) any action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect a Purchaser Transaction; (B) any Competing Transaction; (C) any change in a majority of the persons who constitute the board of directors of the Company; or (D) any change in the capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws. Such Shareholder shall not enter into any agreement or understanding with any Person (as defined herein) the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 5.

Notwithstanding the foregoing, the Shareholder shall have the right to vote at any meeting of the Board of Directors of the Company (or by written consent of the directors) in his capacity as a director of the Company in his sole discretion and to comply with his fiduciary duties as a director of the Company under applicable law.

     For purposes of this Agreement, the following terms shall have the following respective meanings:

     "Acquisition Transaction" shall mean any of the following actions: (A) any
      -----------------------
extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; or (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company.

     "Competing Transaction" shall mean an Acquisition Transaction involving any
      ---------------------
Person other than Purchaser or an affiliate of Purchaser.

     "Person" shall mean an individual, corporation, partnership, joint venture,
      ------
association, trust, unincorporated organization or other entity.

     "Purchaser Transaction" shall mean an Acquisition Transaction by Purchaser
      ---------------------
or an affiliate of Purchaser.

     "Trigger Date" shall mean the date the Company receives a bona fide
      ------------
proposal regarding an Acquisition Transaction (a "Proposal"), unless, within 15 days of the date Purchaser is notified in writing of all material terms of such Proposal, the Purchaser has failed to make an offer that is similar to, and on terms no less favorable to the Company and its shareholders than, such Proposal. Notwithstanding the foregoing, a Trigger Event shall not be deemed to have occurred if: (i) prior to the date of a definitive agreement with respect to a Purchaser Transaction, the terms of the Proposal are improved or a new proposal regarding an Acquisition Transaction that is financially superior to such original proposal (a "Superior Proposal") is received by the Company and the Purchaser fails to match such improved terms or such Superior Proposal within five business days of Purchaser's receipt of written notice of all material terms thereof; or (ii) the Purchaser withdraws its offer.

          6.   Irrevocable Proxy.  The Shareholder agrees that he will, promptly
               -----------------
following any Trigger Date, execute and deliver, or cause to be executed and delivered, an irrevocable proxy, in form and substance reasonably satisfactory to Purchaser, appointing Purchaser or any designee of Purchaser as such Shareholder's agent, attorney and proxy, to vote (or cause to be voted) the Shares held of record by him or with respect to which he has the power to vote, whether now owned or hereafter acquired, in the manner provided in Section 5, and to execute and deliver, or cause to be executed and delivered such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by Section 5 and to vest the power to vote the Shares as contemplated by Section 5.

          7.   Term.  This Agreement shall terminate on the earlier of December
               ----
31, 2002 or the date on which all of Purchaser's rights under Section 8.4 of the Purchase Agreement have terminated; provided that if a Trigger Date has occurred prior to December 31, 2002, the Shareholder's agreement in Section 5 shall survive with respect to such Trigger Date.

          8.   Capacity.  The parties hereby agree that Shareholder is executing
               --------
this Agreement solely in his individual capacity. Nothing contained in this Agreement shall limit or otherwise affect Shareholder's conduct or exercise of his fiduciary duties as a director of the Company.

          9.   Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

          10.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

          11.  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by paragraph 12, successors and assigns.

          12.  Assignment.  This Agreement and the rights and obligations of the
               ----------
parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

          13.  Modification, Amendment, Waiver or Termination.  No provision of
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this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

          14.  Notices.  Except for notices to be given in connection with a
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Rule 144 Sale in accordance with Section 3(d) herein, all notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, or electronic facsimile addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

Notices to the Purchaser:           with a copy to:
------------------------            --------------

U.S. Bancorp                        Dorsey & Whitney LLP
601 Second Avenue South             220 South Sixth Street
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Minneapolis, Minnesota 55402             Minneapolis, Minnesota 55402
Attention: Lee R. Mitau, Esq.            Attention: Elizabeth C. Hinck, Esq.
Telecopy:  (612) 973-4333                Telecopy:  (612) 340-8738

Notices to Shareholder:                  with a copy to:
----------------------                   --------------


______________________
                                         O'Melveny & Myers LLP
c/o New Century Financial Corporation    610 Newport Center Drive, 17th Floor
18400 Von Karman, Suite 1000             Newport Beach, California 92660
Irvine, California 92612                 Attention: Karen K. Dreyfus, Esq.
Telecopy: 949-440-7033                   Telecopy: 949-823-6994

Any party may change the address set forth above by notice to each other party given as provided herein.

     Any Rule 144 Sale Notice required to be given to Purchaser must be given by a live telephone communication (i.e., not by voice-mail) directly to one of the following persons or to such other persons as may be designated in writing from time to time by Purchaser:

               Ken Nelson, Telephone (612) 205-2190
               Brett Boushele, Telephone (612) 205-2208

          15.  Governing Law.  All matters relating to the interpretation,
               -------------
construction, validity and enforcement of this Agreement shall be governed by the internal laws of the state of Delaware, without giving effect to any choice of law provisions thereof.

          16.  Third-Party Benefit.  Nothing in this Agreement, express or
               -------------------
implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

          17.  Survival of Representations and Warranties.  Notwithstanding any
               ------------------------------------------
investigation made by either of the parties hereto and notwithstanding the Closing or any actions taken after the execution hereof, the representations and warranties made in this Agreement shall survive for the term of this Agreement.

          18.  Remedies.  The parties agree that money damages may not be an
               --------
adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    U.S. BANCORP


                                    By ________________________

                                       Its ____________________



                                    SHAREHOLDER


                                    ________________________